As filed with the Securities and Exchange Commission on January 14, 2005.

Registration No. 333-121472

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUND SURGICAL TECHNOLOGIES INC.

(Name of small business issuer in its charter)

Delaware	3841	61-1480203
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

357 South McCaslin Boulevard

Suite 100

Louisville, Colorado 80027-2932

(303) 926-8608

(Address and telephone number of principal executive offices and principal place of business)

Donald B. Wingerter, Jr., Chief Executive Officer

Sound Surgical Technologies Inc.

357 South McCaslin Boulevard

Suite 100

Louisville, Colorado 80027-2932

(303) 926-8608

(Address and telephone number of agent for service)

Copies to:

Robert W. Walter, Esq. Robert W. Walter, P.C. 9660 East Prentice Circle Greenwood Village, Colorado 80111 (303) 667-7193 Fax: (303) 694-2663	Thomas J. Poletti, Esq. Kirkpatrick & Lockhart LLP 10100 Santa Monica Boulevard, 7th Floor Los Angeles, California 90067 (310) 552-5000 Fax: (310) 552-5001

Approximate date of commencement of proposed sale to public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

References to” the company,”“ the registrant,”“ we”,” us”,” our” and similar expressions in this Part II refer to Sound Surgical Technologies Inc. and its predecessor, Sound Surgical Technologies LLC. References to” SST LLC” refer to Sound Surgical Technologies LLC and its wholly-owned subsidiary, Sound Surgical Sales, LLC, unless the context otherwise requires.

Item 24.    Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that will be in effect upon the completion of this offering that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our certificate of incorporation, attached as Exhibit 3.1 hereto, and our bylaws, attached as Exhibit 3.2 hereto, provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered into contractual indemnity agreements, a form of which is attached as Exhibit 10.9 hereto, with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, subject to certain exceptions and limitations. These indemnity agreements also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnity agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act, and reimbursement of expenses incurred in connection with such liabilities.

The agreement between us and the representative of the underwriters, a form of which is filed herewith as Exhibit 1.1, also provides for cross-indemnification among us and the underwriters with respect to the matters described in the underwriting agreement, including matters arising under the Securities Act.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere in this registration statement:

Document	Exhibit Number
Form of Underwriting Agreement	1.1
Certificate of Incorporation	3.1
Bylaws	3.2
Form of Indemnity Agreement	10.8

Item 25.    Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than the underwriting discount and the non-accountable expense allowance, payable by us in connection with the offering of the common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers Inc. filing fee and the American Stock Exchange listing fees.

SEC registration fee	$2,989
NASD filing fee	3,040
American Stock Exchange application fee	5,000
American Stock Exchange initial listing fee	30,000
American Stock Exchange annual fee (prorated for 2005)	12,500
Accounting fees and expenses	200,000
Legal fees and expenses	200,000
Printing and engraving expenses	175,000
Blue sky fees and expenses	10,000
Transfer agent and registrar fees and expenses	10,000
Directors’ and officers’ insurance premium	175,000
Miscellaneous	26,471

Total	$850,000

Item 26.    Recent Sales of Unregistered Securities

Set forth below is information regarding shares of capital stock issued, warrants issued and options granted by us since our inception in July 1998. Also included is the consideration, if any, received by us for such shares, warrants and options and information relating to the section of the Securities Act, or rules of the SEC, under which exemption from registration was claimed. The interests set forth below reflect a 2,000:1 forward split of the members’ interests effective October 4, 2004. The number of shares to be received by each member of SST LLC will be based on their proportionate interest in SST LLC. If the shares of common stock received by SST LLC at the time of its acquisition by us exceed the number of membership interests reflected below, then such additional shares will be allocated among the members of SST LLC according to each member’s proportionate interest in SST LLC as reflected below.

(a)    Issuance of Shares

Date of Issuance	Title and Amount of Securities Sold(1)		Name of Person or Class to Whom Securities Were Sold	Nature and Aggregate Amount of Consideration(2)
07/30/98	2,000		William W. Cimino, Ph.D.(3)(4)	$10
07/31/98	1,698,000	property		8,490
06/10/99	20,000			13,400
07/30/99	40,000			26,800

09/03/98	48,000		Douglas D. Foote(3)(4)	20,884
06/10/99	20,000			13,400
07/30/99	10,000			6,700

Date of Issuance	Title and Amount of Securities Sold(1)		Name of Person or Class to Whom Securities Were Sold	Nature and Aggregate Amount of Consideration(2)
09/02/98	346,000		Edward J. Cohrs	$150,000
06/10/99	570,000			381,900
07/14/00	16,000			48,000

09/04/98	12,000	services	David L. Stevens	5,202

04/26/00	60,000		Grenawalt Group(5)	90,000
05/30/00	44,000	services		66,000

07/14/00	34,000		Martin and Jacqueline M. Boone	102,000

07/14/00	34,000		Marty Cohrs	102,000

07/14/00	34,000		Gregory D. and Sandy Easton	102,000

07/14/00	8,000		Robert P. Hjelmstad	24,000
03/24/04	6,000			30,000

07/14/00	34,000		Charles R. Mangum	102,000

07/14/00	100,000		Marcus J. and Karrie Meyer	300,000

07/14/00	18,000		Corey A. Miller	54,000

07/14/00	34,000		J. D. Pavelich Family LLLP	102,000

07/14/00	10,000		Charles Schwab & Co. Cust.	30,000
			FBO James G. Morrissey IRA

07/14/00	8,000		Charles Schwab & Co. Cust.	24,000
			FBO Michael W. Quinn IRA

07/14/00	16,000		James A. Simonson	48,000

07/14/00	8,000		David C. Tyng	24,000
11/22/04	4,000			20,000

07/14/00	20,000		Donald B. Wingerter, Jr.(3)(4)(6)	60,000
02/01/02	198,000	– preferred stock		408,375
12/05/03	182,000			750,750
07/01/02	34,000	– preferred stock	Colorado Business Bank, Cust. FBO Donald B. Wingerter, Jr. IRA (self directed)	70,125

07/10/02	8,000	– preferred stock	Peter D. Geary	16,500

11/11/02	24,000		Thomas J. Bogle(3)(4)(7)	99,000
04/01/03	50,000			206,250
05/28/04	34,000			170,000

11/11/02	12,000		Peter B. Cartmell and Sylvie Terree	49,500

11/11/02	48,000		Peter B. Cartmell, Inc. Defined Benefit Plan	198,000

11/11/02	6,000		Vincent F. and Margaret B. Ewell	24,750

11/11/02	24,000		Charles F. and Jennifer Cartmell Hays	99,000
05/03/04	20,000			100,000

11/11/02	24,000		Christopher T. and Virginia W. Payne	99,000
12/31/02	24,000			99,000
01/22/04	80,000			400,000

Date of Issuance	Title and Amount of Securities Sold(1)	Name of Person or Class to Whom Securities Were Sold	Nature and Aggregate Amount of Consideration(2)
11/11/02	6,000	Arthur W. and Terri L. Young	$24,750
11/11/02	16,000	First Trust Corporation FBO Arthur Warren Young IRA	66,000

12/05/02	8,000	Jon A. and Anita Paoli Kotler	33,000

12/31/02	12,000	Cheng-Lin Hui-Mei	49,500

12/31/02	12,000	Chen Li-Mei	49,500

12/31/02	12,000	Richard B. Humphrey	49,500

12/31/02	6,000	Calvin D. and Diane L. King	24,750

12/31/02	24,000	Brian Kleinwachter	99,000

12/31/02	60,000	Liu Chien-mao	247,500

12/31/02	24,000	Daphne Liu	99,000

12/31/02	12,000	Debra H.C. Liu	49,500

12/31/02	48,000	Jane Liu	198,000

12/31/02	6,000	Peter B. Pruett	24,750
02/25/04	4,000		20,000
10/01/04	4,000		20,000

12/31/02	12,000	Dianne W. Robinson	49,500
12/14/04	16,000		80,000

12/31/02	24,000	Sun Shiao-Tien	99,000

12/31/02	48,000	Yeh Tai-Der	198,000

12/31/02	6,000	Thomas H. Young	24,750
07/19/04	20,000		100,000

12/31/02	12,000	Andrew K. and Rachel R. Yu	49,500

04/01/03	72,000	Tom Bogle & Associates LLP(7)	297,000

10/16/03	94,000	Vincent S. (3) and Rosemary G. Pino	387,750

10/16/03	14,000	Michael V. Pino	57,750

10/16/03	14,000	Tiffany R. Pino	57,750

10/21/03	96,000	Richard N. and Barbara L. Zehner	396,000

12/17/03	98,000	Bogle Ventures, LLC(8)	404,000

02/25/04	40,000	Raymond T. and Geraldine R. Butler	200,000
09/21/04	20,000		100,000

02/26/04	26,000	Jeff Greenberg	130,000

03/24/04	6,000	Dana M. Christensen	30,000
11/22/04	4,000		20,000

03/24/04	20,000	James A. Patterson	100,000

03/26/04	8,000	Robert B. and Yvette Keyser	40,000

Date of Issuance	Title and Amount of Securities Sold(1)	Name of Person or Class to Whom Securities Were Sold	Nature and Aggregate Amount of Consideration(2)
04/02/04	30,000	Alfred D. Roberts	$150,000

04/06/04	10,000	Charles F. Canepa Trust	50,000

04/06/04	14,000	Charles J. Canepa Trust	70,000
07/19/04	10,000		50,000
12/15/04	26,000		130,000
12/16/04	20,000		100,000

04/20/04	30,000	Carol Pearlstein Self	150,000

04/20/04	30,000	William G. Self, Jr.	150,000

04/28/04	20,000	Marsha M. Munro and Terry W. Stephan	100,000

05/17/04	40,000	Sound Principled Investments, LLC(9)	200,000
06/09/04	10,000		50,000
06/21/04	4,000		20,000
09/21/04	20,000		100,000
12/02/04	6,000		30,000
12/15/04	22,000		110,000

05/26/04	20,000	Citigroup Global Markets Inc. IRA Cust. FBO Jennifer B. Cartmell	100,000

05/28/04	10,000	Lawrence J. Ciancia Revocable Trust	50,000
06/24/04	10,000		50,000

05/28/04	10,000	Christine A. Ciancia Revocable Trust	50,000
06/24/04	10,000		50,000

07/08/04	20,000	W. Patrick McMullan, III	100,000

09/24/04	10,000	Robert K. Dalton	50,000

09/28/04	50,000	J. William Futrell	250,000
12/17/04	30,000		150,000

10/01/04	20,000	Estate of James D. Kreidle	100,000

10/01/04	10,000	John J. Hanley	50,000

10/01/04	10,000	Cyndy Kraft	50,000

10/01/04	40,000	Robert C. Lombardi	200,000

10/01/04	10,000	The Lynch Revocable Living Trust	50,000

10/01/04	20,000	Mainspring Partnership, LLLP(10)	100,000

10/01/04	10,000	Jon Mellberg	50,000

10/01/04	10,000	Charles Schwab & Co. Cust. FBO Michelle K. Hanley IRA	50,000

10/01/04	40,000	E. Clarkson Shaw	200,000

10/01/04	20,000	Christopher Shay	100,000
12/16/04	10,000		50,000

10/01/04	10,000	E. Laurence White, III	50,000

10/01/04	20,000	Louis E. and Martine E. Wollenweber	100,000

10/09/04	20,000	Charles H. and Linee F. Yountz	100,000

12/03/04	50,000	Elizabeth Cartmell	250,000

12/10/04	14,000	Russell J. Dispense	70,000

Date of Issuance	Title and Amount of Securities Sold(1)		Name of Person or Class to Whom Securities Were Sold	Nature and Aggregate Amount of Consideration(2)
12/10/04	4,000		William F. and Christine E.W. Leonard	20,000

12/10/04	10,000		Bradley J. Kreidle	50,000

12/10/04	6,000		Balsam Investments LLC(11)	30,000

12/10/04	10,000		Frank C. Teti	50,000

12/10/04	16,000		Twin Peaks Royalty LLC(12)	80,000

12/10/04	60,000		Wellstar Corporation(13)	300,000

12/15/04	20,000		Leslie R. Coffman	100,000

12/16/04	4,000		Richard Karich	20,000

12/15/04	2,000		Maurizio Viel	10,000

12/15/04	2,000		Roberto Viel	10,000

12/16/04	8,000		S. Charles Kemp	40,000

12/16/04	6,000	services	Robert W. Walter	30,000

12/16/04	10,000		Patrick and Jennifer Hape	50,000

12/16/04	10,000		Michael and Julie Taylor	50,000

12/16/04	4,000		Allyson Gottsman	20,000

12/16/04	10,000		Robert C. Russo	50,000

12/16/04	10,000		Barry and Cheryl Benware	50,000

12/16/04	40,000		Law Brothers Investments LLC(14)	200,000

12/16/04	4,000		Scott H. Culley	20,000

12/16/04	4,000		James F. LaSalle	20,000

12/17/04	20,000		Joseph P. Martin	100,000

12/17/04	12,000		Brack G. and Jean Anne Hattler	60,000

12/17/04	20,000		Michael Y. Byun	100,000

(1)	All information for shares presented relate to shares of common stock except as otherwise noted.

(2)	All consideration shown was paid in cash except as otherwise noted.

(3)	Officer and/or manager of SST LLC.

(4)	Officer and/or director of Sound Surgical Technologies Inc.

(5)	Grenawalt Group, LLC is a limited liability company controlled by Donald B. Wingerter, Jr. and Stephen P. Kregstein, both of whom are officers and managers of SST LLC. Mr. Wingerter is an officer and director of our company and Mr. Kregstein is our Vice President — Human Resources and Communications.

(6)	The 34,000 shares of preferred stock issued to Mr. Wingerter on July 1, 2002 are held of record by Colorado Business Bank, Cust. FBO Donald B. Wingerter, Jr. IRA. Of the shares issued to Mr. Wingerter on December 5, 2003, an aggregate of $632,750 of the consideration shown represented borrowings we made from Mr. Wingerter in 2002 and 2003 that were converted into common stock on such date.

(7)	Tom Bogle & Associates is a general partnership of Thomas J. Bogle, L. Randy Billingsley and Thomas Tierney. The shares of common stock issued to Thomas J. Bogle and to Tom Bogle & Associates on

April 1, 2003 were issued in consideration of the purchase of Sound Surgical Sales LLC for a total purchase price of $503,000. The ownership interests of Sound Surgical Sales LLC at the time of such purchase were held 41% directly by Thomas J. Bogle and 59% by Tom Bogle & Associates.

(8)	Bogle Ventures, LLC is an affiliate of Thomas J. Bogle, an officer and manager of SST LLC and an officer of our company.

(9)	Sound Principled Investments, LLC is a limited liability company the principals of which are Stephen Goldstein, Bettye Goldstein, Gregory Buford, Krista Buford, Debra Kubik, and Michael Balkovich.

(10)	Mainspring Partnership, LLLP is a limited liability limited partnership the principals of which are Zona Z. Kreidle, Bradley Kreidle, Kevin Kreidle and Holly O’Connor.

(11)	Balsam Investments LLC is a limited liability company the principal of which is Dale Mayer.

(12)	Twin Peaks Royalty LLC is a limited liability company the principal of which is Dale Mayer.

(13)	Wellstar Corporation is a corporation the shareholders of which are Dale Mayer and the Estate of Dorothy Mayer.

(14)	Law Brothers Investments LLC is a limited liability company the beneficial owners of which are Ronald K. Law, Christopher K. Law, Jeremy K. Law and Dennis K. Law.

(b)    Grant of Warrants

Each of the warrants listed below is exercisable for a five year period from its respective date of grant. The exercise price of each warrant is $         per share. All warrants were issued on the dates stated in 2003, and the registrant has issued no warrants in 2004.

Date of Issuance	Number of Warrants Issued	Name of Warrant Holder
10/16/03	132,000	Vincent S.(1) and Rosemary G.Pino(2)

10/16/03	20,000	Michael V. Pino

10/16/03	20,000	Tiffany R. Pino

10/21/03	134,000	Richard N. and Barbara L. Zehner

12/05/03	254,000	Donald B. Wingerter, Jr.(1)(3)

12/17/03	138,000	Bogle Ventures, LLC(3)(4)

(1)	Officer and/or managers of SST LLC. Mr. Pino was not an officer or director of SST LLC at the time he received these warrants but subsequently became a director of SST LLC.

(2)	In January 2004, all warrants owned by Vincent S. and Rosemary G. Pino were transferred to their adult children, Michael V. and Tiffany R. Pino.

(3)	Officer and/or director of Sound Surgical Technologies Inc.

(4)	Bogle Ventures, LLC is an affiliate of Thomas J. Bogle, an officer and manager of SST LLC and an officer of our company.

(c)    Grant of Options

(i) As of December 31, 2004, options not subject to a formal option plan to purchase              shares of common stock were outstanding. These options were granted from September 1998 through October 2004 to SST LLC’s officers, managers, consultants, advisors and employees. Substantially all of such options currently are exercisable. These options automatically will be converted into our options on the merger of SST LLC into Sound Surgical Technologies Inc.

(ii) As of December 31, 2004, options to purchase              shares of common stock were outstanding under the 2000 Unit Option Plan maintained by SST LLC. These options were granted from September 2000 through October 2004 to SST LLC’s officers, managers, consultants, advisors and employees. Substantially all of such options currently are exercisable. The 2000 Unit Option Plan automatically will be converted into our 2000 Option Plan on the merger of SST LLC into Sound Surgical Technologies Inc.

(iii) As of December 31, 2004, options to purchase              membership interests were outstanding under the 2004 Unit Award Plan maintained by SST LLC. These options were granted from September 2004 through December 2004 to SST LLC’s officers, managers, consultants, advisors and employees. A total of              options outstanding under the Unit Award Plan are exercisable within 60 days of December 31, 2004. The 2004 Unit Award Plan automatically will be converted into our 2004 Equity Award Plan on the merger of SST LLC into Sound Surgical Technologies Inc. The exercise prices of all options that were issued by us during 2004, including those issued under the 2004 Unit Award Plan, were equal to the prices paid by purchasers of our common stock in (1) a private placement which closed in December 2004 in which $     million was raised by Sound Surgical.

(iv) In December 2004, our board of directors authorized the adoption of the 2005 Stock Incentive Plan. This plan is expected to be approved by our stockholders in December 2004. No options have been granted under the 2005 Stock Incentive Plan. Upon stockholder approval, there will be              shares of common stock reserved for issuance on exercise of options granted under the 2005 Stock Incentive Plan.

(d)    Acquisition of substantially all of the business of Sound Surgical Technologies LLC

Upon the consummation of the acquisition of Sound Surgical Technologies LLC, which will take place immediately before the closing of the offering contemplated by this registration statement, the registrant will issue an aggregate of              shares of common stock in exchange for all the outstanding membership interests of Sound Surgical Technologies LLC. Additionally, all outstanding warrants and options issued by Sound Surgical Technologies LLC automatically will be converted into warrants and options to acquire shares of common stock of the registrant.

The issuance of securities in the transactions described in paragraphs (a), (b) and (d) above were deemed exempt from registration under the Securities Act in reliance on Section 4(2) or Rule 506 of Regulation D as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their level of sophistication or status as an accredited investor and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients either received adequate information about us or had access, through employment or other relationships, to such information. Each investor who purchased in the private offerings conducted by SST LLC in 2002, 2003 and 2004 represented themselves as an accredited investor.

The offers and issuances of the options described in paragraph (c) above were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act as transactions under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. All recipients had adequate access to information about the Registrant through their relationship with the Registrant.

There were no underwriters employed in connection with any of the transactions set forth in this Item 26.

We do not believe that the sales of common stock in the private placement conducted by us from January 19, 2004 through December 18, 2004 should be integrated with the offering described in this registration statement due to the safe harbor provided by Rule 152 of the Securities Act of 1933. The safe harbor applies to issuers conducting a registered public offering after undertaking a private offering under §4(2) and Rule 506 of Regulation D. We completed the private offering of our common stock by December 13, 2004 in compliance with, and reliance on, the exemption offered by Rule 506. The Staff of the SEC has also indicated in no-action letters, including Black Box Incorporated (available June 26, 1990), that a completed private offering will not be integrated with a subsequently commenced public offering.

Item 27.    Exhibits

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1*	Certificate of Incorporation of the Registrant

3.2*	Bylaws of the Registrant

3.3*	Certificate of Organization of Sound Surgical Technologies LLC

3.4*	Operating Agreement of Sound Surgical Technologies LLC

4.1**	Form of Agreement and Plan of Conversion and Merger , dated as of January , 2005, between the Registrant and Sound Surgical Technologies LLC

4.2*	Specimen common stock certificate

4.3*	Terms of warrant issued to warrant holders in October and December 2003

4.4*	Form of warrant to be issued to Roth Capital Partners, LLC

4.5*	Unsecured promissory note, dated July 30, 2003 issued by the registrant to Donald B. Wingerter Jr.

4.6*	Conversion Agreement, dated February 1, 2002, between the Registrant and Donald B. Wingerter, Jr.

4.7*	Conversion Agreement, dated December 5, 2003 between the Registrant and Donald B. Wingerter, Jr.

4.8*	Form of membership unit subscription agreement issued by SST LLC

4.9*	Series A Preferred Stock Conversion Agreement, dated December 14, 2004, by and among the registrant, Donald B. Wingerter, Jr. and Peter D. Geary

5.1***	Opinion of Robert W. Walter, P.C.

10.1#*	2000 Unit Incentive Plan

10.2#*	2004 Unit Award Plan

10.3#**	Form of 2005 Equity Incentive Plan

10.4*	Office Sublease, dated as of July 12, 2004, between the Registrant and Stantec Consulting Group Inc.

10.5*	Facility Lease, dated August 30, 2003, by and between the Registrant and McCaslin Plaza LLC

10.6#*	Employment Agreement, dated as of August 10, 1998 and as amended September 1, 2002, by and between William W. Cimino and the Registrant

10.7*†	Program Agreement, dated April 1, 2004, by and between the Registrant and Partners Equity Capital Company

10.8*	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.9*	Distribution Agreement, dated June 14, 2004, by and between the Registrant and McKesson Medical-Surgical Inc.

10.10*†	Amendment No. 1 to Distribution Agreement, effective July 1, 2004, by and between the Registrant and McKesson Medical-Surgical Inc.

10.11*	Contribution Agreement, dated April 1, 2003, by and among the Registrant, Thomas J. Bogle and Tom Bogle & Associates

10.12*	Bank Loan Agreement, dated December 13, 2004, between the Registrant and Colorado Business Bank

Exhibit Number	Exhibit Description
10.13**#	Form of Sound Surgical Change in Control Separation Benefits Plan

10.14*	Form of Sales-Type Lease Sale Agreement between the Registrant and certain of its customers

10.15*	Form of Operating Lease Agreement between the Registrant and certain of its customers

10.16**#	Form of Sound Surgical Technologies Inc. Severance Plan for Executives and Officers

21.1*	List of Subsidiaries of the Registrant

23.1*	Consent of Ehrhardt Keefe Steiner & Hottman PC, independent registered public accountants

23.2***	Consent of Robert W. Walter, P.C. (included in Exhibit 5.1)

23.3***	Consent of , director nominee

24.1*	Power of Attorney. Reference is made to page II-12

99.1*	Charter of Audit Committee

99.2*	Charter of Governance and Nominating Committee

99.3*	Charter of Compensation Committee

99.4*	Code of Ethics

*	Previously filed.

**	Filed herewith.

***	To be filed by amendment.

#	Indicates management contract or compensatory plan.

†	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain portions of this exhibit under Rule 406 of the Securities Act of 1933. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

Item 28.    Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,

any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on the 13th day of January 2005.

SOUND SURGICAL TECHNOLOGIES INC.

/s/ DONALD B. WINGERTER, JR.
Donald B. Wingerter, Jr.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald B. Wingerter, Jr. acting individually, as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD B. WINGERTER, JR. Donald B. Wingerter, Jr.	Chief Executive Officer and Director (principal executive officer)	January 13, 2005

/S/ WILLIAM W. CIMINO* William W. Cimino	Chairman of the Board and President	January 13, 2005

/S/ DOUGLAS D. FOOTE Douglas D. Foote	Chief Financial Officer (principal financial and accounting officer)	January 13, 2005

Director

*By:	DONALD B. WINGERTER, JR. ATTORNEY-IN-FACT

Index to Exhibits

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1*	Certificate of Incorporation of the Registrant

3.2*	Bylaws of the Registrant

3.3*	Certificate of Organization of Sound Surgical Technologies LLC

3.4*	Operating Agreement of Sound Surgical Technologies LLC

4.1**	Form of Agreement and Plan of Conversion and Merger , dated as of January , 2005, between the Registrant and Sound Surgical Technologies LLC

4.2*	Specimen common stock certificate

4.3*	Terms of warrant issued to warrant holders in October and December 2003

4.4*	Form of warrant to be issued to Roth Capital Partners, LLC

4.5*	Unsecured promissory note, dated July 30, 2003 issued by the registrant to Donald B. Wingerter Jr.

4.6*	Conversion Agreement, dated February 1, 2002, between the Registrant and Donald B. Wingerter, Jr.

4.7*	Conversion Agreement, dated December 5, 2003 between the Registrant and Donald B. Wingerter, Jr.

4.8*	Form of membership unit subscription agreement issued by SST LLC

4.9*	Series A Preferred Stock Conversion Agreement, dated December 14, 2004, by and among the registrant, Donald B. Wingerter, Jr. and Peter D. Geary

5.1***	Opinion of Robert W. Walter, P.C.

10.1#*	2000 Unit Incentive Plan

10.2#*	2004 Unit Award Plan

10.3#**	Form of 2005 Equity Incentive Plan

10.4*	Office Sublease, dated as of July 12, 2004, between the Registrant and Stantec Consulting Group Inc.

10.5*	Facility Lease, dated August 30, 2003, by and between the Registrant and McCaslin Plaza LLC

10.6#*	Employment Agreement, dated as of August 10, 1998 and as amended September 1, 2002, by and between William W. Cimino and the Registrant

10.7*†	Program Agreement, dated April 1, 2004, by and between the Registrant and Partners Equity Capital Company

10.8*	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.9*	Distribution Agreement, dated June 14, 2004, by and between the Registrant and McKesson Medical-Surgical Inc.

10.10*†	Amendment No. 1 to Distribution Agreement, effective July 1, 2004, by and between the Registrant and McKesson Medical-Surgical Inc.

10.11*	Contribution Agreement, dated April 1, 2003, by and among the Registrant, Thomas J. Bogle and Tom Bogle & Associates

10.12*	Bank Loan Agreement, dated December 13, 2004, between the Registrant and Colorado Business Bank

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Exhibit Number	Exhibit Description
10.13**#	Form of Sound Surgical Change in Control Separation Benefits Plan

10.14*	Form of Sales-Type Lease Sale Agreement between the Registrant and certain of its customers

10.15*	Form of Operating Lease Agreement between the Registrant and certain of its customers

10.16**#	Form of Sound Surgical Technologies Inc. Severance Plan for Executives and Officers

21.1*	List of Subsidiaries of the Registrant

23.1*	Consent of Ehrhardt Keefe Steiner & Hottman PC, independent registered public accountants

23.2***	Consent of Robert W. Walter, P.C. (included in Exhibit 5.1)

23.3***	Consent of , director nominee

24.1*	Power of Attorney. Reference is made to page II-12

99.1*	Charter of Audit Committee

99.2*	Charter of Governance and Nominating Committee

99.3*	Charter of Compensation Committee

99.4*	Code of Ethics

*	Previously filed.

**	Filed herewith.

***	To be filed by amendment.

#	Indicates management contract or compensatory plan.

†	Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain portions of this exhibit under Rule 406 of the Securities Act of 1933. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

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